Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO
CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment No. 2”), dated as of December 20, 2018, is entered into by and among ORCC Financing II LLC, a Delaware limited liability company (the “Borrower”), NATIXIS, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), STATE STREET BANK AND TRUST COMPANY, as collateral agent, collateral administrator and custodian (in such capacities, respectively, the “Collateral Agent,” “Collateral Administrator” and “Custodian”), CORTLAND CAPITAL MARKET SERVICES LLC, as document custodian (the “Document Custodian”), and the lenders identified on the signature pages hereto (the “Lenders”).

A.                                    The Borrower, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Custodian, the Document Custodian and the Lenders are parties to that certain Credit Agreement, dated as of May 22, 2018 (as amended by the Amendment to the Credit Agreement, dated as of October 10, 2018 (“Amendment No. 1”), the “Existing Credit Agreement” and, as amended or modified and in effect from time to time, the “Credit Agreement”); and

B.                                    The Borrower has requested that the Administrative Agent and the Lenders agree to certain modifications to the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.  Definitions; Rules of Interpretation.  All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.  The rules of interpretation set forth in Article I of the Credit Agreement shall apply as if fully set forth herein, mutatis mutandis.

Section 2.  Amendments to the Credit Agreement.  As of the Effective Date (as defined below), the Existing Credit Agreement shall be amended as follows:

2.1.                            The definition of “Borrowing” in Article I of the Existing Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the below:

“‘Borrowing’ means the borrowing of a Loan pursuant to Section 2.2.”

2.2.                            The definition of “Concentration Limitations” in Article I of the Existing Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the below:

‘“Concentration Limitations” means limitations that are satisfied if, as of (i) the date of  each origination, acquisition or contribution of a debt obligation, (ii) each applicable Borrowing Date and (iii) the date of a Permitted Distribution in connection with a Permitted Securitization, after giving effect to such distribution, any related prepayment of Loans from the proceeds of such sale pursuant to Section 2.7(h) and any sales in connection with a Permitted Securitization pursuant to Section 10.1(a)(v),  in each case, in the aggregate, the Maximum Principal Balance of the Collateral Loans owned (or, in relation to a proposed acquisition, origination or contribution of a Collateral Loan, proposed to be owned) by the Borrower comply with all of the requirements set forth below, calculated as a percentage of Total Capitalization (unless otherwise specified) and in each case in accordance with the procedures set forth in Section 1.3:

(a)                                 not more than 12.5% consist of Collateral Loans with Obligors in any one S&P Industry Classification, except that, without duplication, (i) up to 15.0% may consist of Collateral Loans with the Obligor in each of the largest and second largest S&P Industry Classification (other than “Oil, Gas & Consumable Fuels”);

(b)                                 not more than 5.0% consist of obligations of any one Obligor (and Affiliates thereof); provided that up to four Obligors (and their respective Affiliates) may each constitute up to 8.0%;

(c)                                  not more than 25.0% consist of First Lien Last Out and Second Lien Loans; provided that not more than 10.0% may consist of Second Lien Loans;

(d)                                 not more than 10.0% consist of Fixed Rate Obligations;

(e)                                  not more than 25.0% consist of Eligible Cov-Lite Loans;

(f)                                   not more than 15.0% consist of DIP Loans;

(g)                                  not more than 10.0% consist of Current Pay Obligations;

(h)                                 not more than 10.0% consist of Collateral Loans that permit the payment of interest to be made less frequently than quarterly;

(i)                                     not more than 15.0% consist of Revolving Collateral Loans and the unfunded portion of Delayed Funding Loans;

(j)                                    not more than 10.0% consist of Discount Loans;

(k)                                 the Aggregate Participation Exposure is not more than 20.0%;

(l)                                     (i) not less than 85.0% of the Principal Balance of Collateral Loans may consist of Cash or obligations of Obligors Domiciled in the United States or Canada, and (ii) not more than the percentage listed below may consist of Collateral Loans whose Obligors are Domiciled in the country or countries set forth opposite each such percentage:

% Limit	Country or Countries
15.0%	all countries (in the aggregate) other than the United States;
10.0%	Canada
5.0%	all countries (in the aggregate) other than the United States, Canada and the United Kingdom;

% Limit	Country or Countries
2.5%	any individual Group I Country;
2.0%	all Group II Countries in the aggregate;
2.0%	all Group III Countries in the aggregate;

(m)                             not more than 20.0% consist of Collateral Loans with an S&P Rating of “CCC+” or below;

(n)                                 not more than 10.0% shall consist of Collateral Loans whose Obligors have a trailing twelve month EBITDA of less than $12,500,000, as measured at the time of such acquisition, origination or contribution based on the most recent financial information provided by the Obligor and relied upon for the Services Provider’s investment decision; and

(o)                                 not more than 5.0% shall consist of Long Dated Loans.”

2.3.                            Article I of the Existing Credit Agreement is hereby amended by inserting the following new definition of “Permitted Distribution” immediately after the definition of “Percentage Share”:

“‘Permitted Distribution’ means any of the following:

(a)                                 a distribution made pursuant to Sections 6.4 or 9.1; or

(b)                                 a distribution to the Parent from the proceeds of the sale of Collateral Loans in connection with a Permitted Securitization, so long as (x) after giving effect to such distribution and to any related prepayment of Loans from the proceeds of such sale pursuant to Section 2.7(h), (i) no Event of Default or Default is in effect or would result from such distribution and any related prepayment of Loans and (ii) the Senior Advance Rate Test, each Collateral Quality Tests, the Concentration Limitations, the requirements of Section 5.37 are satisfied and the Coverage Tests are satisfied, (y) the Administrative Agent has confirmed in writing to the Borrower that it is reasonably satisfied that the requirements set forth in clause (x) hereof are satisfied, and (z) the Borrower gives at least two Business Days’ notice concerning such distribution to the Agents and S&P (which notice shall contain a certificate of an Authorized Officer of the Borrower certifying as to the satisfaction of the requirements set forth in sub-clause (x) above with respect to such distribution).”

2.4.                            The definition of “Key Person Event” in Article I of the Existing Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the below:

““Key Person Event” shall be deemed to have occurred on any date on which two out of the four of (i) Marc S. Lipschultz (ii) Craig W. Packer (iii) Alan J. Kirshenbaum and (iv) Douglas I. Ostrover are no longer employee(s), principal(s) or partner(s) of, the Services Provider or any Affiliate thereof (the occurrence such event, a “Key Person Trigger”) and such persons have not been replaced by a person approved in writing by the Administrative Agent (an “Approved Replacement”) in accordance with the process described below by the Proposal End Date (as defined below).  The Borrower shall provide prompt notice to S&P and the Agents of the occurrence of a Key Person Trigger and the Services Provider may propose a replacement for a Key Person on any date up to and including the date that is 75 days after the occurrence of a Key Person Trigger (such date, the “Proposal End Date”).  If the Services Provider proposes a replacement, the Administrative Agent shall have 20 days from the date of its receipt of the written proposal to reject, based upon reasonable grounds, the Services Provider’s proposal in writing (each such period, an “Objection Period”).  If the Administrative Agent does not reject such proposed replacement in writing within such Objection Period pursuant to the immediately preceding sentence, such replacement shall be deemed to be approved.  In the event any proposed replacement is rejected in writing by the Administrative Agent, the Services Provider may propose additional replacements pursuant to the foregoing process; provided that, if such additional proposed replacement has been objected to by the Administrative Agent during the applicable Objection Period in accordance with the foregoing, then (until a replacement has been approved) the Services Provider may continue to propose replacements until the Proposal End Date.  For purposes of this definition, the Administrative Agent shall act at the direction of the Majority Lenders.”

2.5.                            Section 2.7(d)(y) and Section 2.7(d)(i)(B) are each hereby amended by deleting the phrase “that is not a Quarterly Payment Date”.

2.6.                            Article II of the Existing Credit Agreement is hereby amended by adding the following new Section 2.7(h) immediately after Section 2.7(g):

“(h)                           The Borrower may effect a prepayment of all or any portion of the Loans then outstanding pursuant to Section 2.7(d) from the proceeds of the sale of Collateral Loans in connection with a Permitted Securitization.  The Borrower may effect a Permitted Distribution from the proceeds of the sale of Collateral Loans in connection with a Permitted Securitization if the Borrower has first effected a prepayment of a portion of the Loans then outstanding from such proceeds pursuant to Section 2.7(d) in an amount sufficient to satisfy the requirements of sub-clause (x) of clause (b) of the definition of Permitted Distribution.”

2.7.                            Article V of the Existing Credit Agreement is hereby amended by deleting Section 5.29 and replacing it in its entirety with the below:

“Section 5.29                       Limitation on Dividends. The Borrower will not declare or make any direct or indirect distribution, dividend or other payment to any person on account of any Equity Interests in, or ownership of any similar interests or securities of the Borrower, except for Permitted Distributions.”

2.8.                            Article VI of the Existing Credit Agreement is hereby amended by (i) deleting the word “and” at the end of Section 6.4(g), (ii) deleting the period at the end of Section 6.4(h) and replacing it with “; and” and (iii) adding the below new Section 6.4(i) immediately after Section 6.4(h):

“(i)                               to the Borrower or for payment as directed by the Borrower, including to make a distribution to the Parent.”

2.9.                            Section 8.2 of the Existing Credit Agreement is hereby amended by deleting the references to “Section 2.6” therein and replacing such references with references to “Section 2.7”.

2.10.                     Section 9.1 of the Existing Credit Agreement is hereby amended by deleting the references to “Section 2.6” therein and replacing such references with references to “Section 2.7”.

2.11.                     Article X of the Existing Credit Agreement is hereby amended by deleting Section 10.1(a)(v) and replacing it in its entirety with the below:

(v)                                 Discretionary Sales. The Borrower or the Services Provider on behalf of the Borrower may at any time direct the Collateral Agent in writing to sell any Collateral Loan that is not covered by another provision of this Section 10.1; provided that such sale shall be permitted only so long as (i) the Aggregate Principal Balance of all such Collateral Loans (excluding CCC Collateral Loans that at the time of the commitment to sell constituted CCC Excess) sold during the preceding period of twelve calendar months (or, for the first twelve calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 25% of Total Capitalization, as of the first day of such twelve calendar month period (or as of the Closing Date, as the case may be) or (ii) such sale is in connection with a Permitted Securitization (including, for the avoidance of doubt, sales to an Affiliate of the Borrower that is not the issuer or debtor in the Permitted Securitization in amounts necessary to satisfy clause (x) of the definition of Permitted Distribution) and after giving effect to such sale, the requirements of Section 5.37 are satisfied as of such date. Any written direction given by the Borrower or the Services Provider on behalf of the Borrower to the Collateral Agent that pursuant to this clause (v) shall be deemed a representation and certification by the Borrower or the Services Provider on behalf of the Borrower to the Collateral Agent this clause (v) has been satisfied

2.12.                     Article X of the Existing Credit Agreement is hereby amended by deleting Section 10.1(c) and replacing it in its entirety with the below:

“(c)  Sales for Cash of Collateral Loans.  All sales of Collateral Loans or any portion thereof pursuant to this Section 10.1 shall be for Cash on a non-recourse basis, which shall be deemed Principal Proceeds for all purposes hereunder; provided that if such sale is in connection with a Permitted Securitization pursuant to Section 10.1(a)(v), a portion of the purchase price equal to the amount of Permitted Distribution that the Borrower may distribute to the Parent in accordance with Section 5.29 may be paid by means of proper accounting entries being entered upon the accounts and records of the Permitted Securitization’s issuer, the Borrower and Parent to evidence the purchase of subordinated notes by the Parent from the Permitted Securitization’s issuer in the amount of such Permitted Distribution, netted against the purchase of Collateral Loans by the Permitted Securitization’s issuer from the Borrower in the amount of such Permitted Distribution netted against such Permitted Distribution by the Borrower to the Parent.”

2.13.                     Section 12.4 of the Existing Credit Agreement is hereby amended by deleting the references to “Section 2.6” therein and replacing such references with references to “Section 2.7”.

Section 3.  Conditions Precedent.  This Amendment No. 2 shall become effective on the first date on which each of the following conditions precedent have been satisfied (such date, the “Effective Date”):

3.1.                            The Agents shall have received counterparts of this Amendment No. 2, duly executed and delivered by all of the parties hereto.

3.2.                            The Agents shall have received a certificate of an Authorized Officer of the Borrower:

3.2.1                     to the effect that, as of the date of this Amendment No. 2, (A) subject to any conditions that are required to be satisfactory or acceptable to any Agent, all conditions set forth in this Section 3 have been fulfilled; (B) all representations and warranties of the Borrower set forth in this Amendment No. 2, the Credit Agreement and each of the other Loan Documents are true and correct in all material respects; and (C) no Default has occurred and is continuing;

3.2.2                     certifying as to and attaching (A) its Constituent Documents; (B) the incumbency and specimen signature of each of its Authorized Officers authorized to execute this Amendment No. 2; and (C) a good standing certificate from its state or jurisdiction of incorporation or organization and any other state or jurisdiction in which it is qualified to do business in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect; and

3.2.3                     certifying that the Borrower does not have outstanding debt prior to the date of this Amendment No. 2 other than under the Loan Documents, and is not at such time party to any interest rate hedging agreements or currency hedging agreements.

Notwithstanding the foregoing, the obligation of any Lenders to make a Loan shall be subject to the requirements of the Loan Documents, including, without limitation, Article II and Article III of the Credit Agreement.

Section 4.  Miscellaneous.

4.1.                            Amendment No.2 is a “Loan Document”.  This Amendment No. 2 is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan

Documents (including all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment No. 2.

4.2.                            References to the Credit Agreement and other Loan Documents.  Upon the effectiveness of this Amendment No. 2, each reference in the Credit Agreement or any other Loan Document to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement or such Loan Document as amended hereby, and each reference to the Credit Agreement or such Loan Document in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement or such Loan Document shall mean and be a reference to the Credit Agreement or such Loan Document as amended hereby.

4.3.                            Representations and Warranties.  The Borrower hereby represents and warrants that (i) this Amendment No. 2 is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, and (ii) no Event of Default or Default exists.

4.4.                            Covenants, Representations and Warranties. The Borrower, by executing this Amendment No. 2, hereby reaffirms, in all material respects, the representations and warranties made by it in the Credit Agreement and in the other Loan Documents (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date, and except to the extent of changes in facts or circumstances that have been disclosed to the Lenders and do not constitute an Event of Default or a Default under the Credit Agreement or any other Loan Document).

4.5.                            Reaffirmation of Obligations.  The Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment No. 2, (b) affirms all of its obligations under the Loan Documents, and (c) agrees that this Amendment No. 2 and, except as expressly provided hereby, all documents executed in connection herewith do not operate to reduce or discharge the Borrower’s obligations under the Loan Documents.

4.6.                            Security Interests.  The Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment No. 2 and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

4.7.                            No Other Changes.  Except as specifically amended by this Amendment No. 2, the Credit Agreement, the other Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.8.                            No Waiver.  The execution, delivery and effectiveness of this Amendment No. 2 shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement, the other Loan Documents or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

4.9.                            Governing Law.

4.9.1                     THIS AMENDMENT NO. 2 AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

4.9.2                     Any legal action or proceeding with respect to this Amendment No. 2 or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Amendment No. 2, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to each party hereto at its respective address on the signature pages hereto. Each party hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amendment No. 2 or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives, to the extent permitted by applicable law, and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of either Agent, any Lender, any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

4.10.                     Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 2 OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.11.                     Successors and Assigns.  This Amendment No. 2 shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Credit Agreement.

4.12.                     Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment No. 2.

4.13.                     Multiple Counterparts.  This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Amendment No. 2 by telecopy or in electronic (i.e., “pdf”) format shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

ORCC FINANCING II LLC,
as Borrower

By:
Name:
Title:

Agents:

NATIXIS, NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY,
as Collateral Agent, Collateral Administrator and Custodian

By:
Name:
Title:

CORTLAND CAPITAL MARKET SERVICES LLC,
as Document Custodian

By:
Name:
Title:

Second  Amendment

Lenders:

VERSAILLES ASSETS LLC,
as a Revolving Lender and a Term Lender

By:
Name:
Title:

GREAT AMERICAN INSURANCE COMPANY,
as a Term Lender

By:
Name:
Title:

Second  Amendment

GREAT AMERICAN LIFE INSURANCE COMPANY,
as a Term Lender

By:
Name:
Title:

Second  Amendment

SOCIÈTÈ GÈNÈRALE,
as a Revolving Lender

By:
Name:
Title: